UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): March 1, 2010

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33607
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On January 25, 2010, the Compensation Committee considered GulfMark’s fiscal year 2009 performance, the incentive criteria established for fiscal year 2009, and GulfMark’s long-term incentive compensation philosophy.  Based on that review, the Compensation Committee recommended to GulfMark’s Board of Directors the bonuses, restricted stock awards, and 2010 base salaries for Messrs. Streeter, Kneen, Leech indicated in the table below. These recommendations were approved by the Board of Directors on February 24, 2010.

Likewise, Mr. Rubio’s compensation was reviewed by the Company and the bonus, stock grant, and 2010 base salary indicated in the table below were awarded.

All bonuses and restricted stock awards will be paid and granted consistent with such payments and grants for all domestic shore-based personnel in March 2010:

	Bonus	Restricted Stock Awards	2010 Base Salary
Bruce A. Streeter Director, President & Chief Executive Officer	$350,000	24,227 shares	$610,275
John E. Leech Executive Vice President – Operations	$200,000	9,318 shares	$323,935
Quintin V. Kneen Executive Vice President, Chief Financial Officer & Secretary	$300,000	17,192 shares	$293,550
Samuel R. Rubio Vice President – Controller, Chief Accounting Officer & Assistant Secretary	$90,000	4,939 shares	$200,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2010		GulfMark Offshore, Inc.
	By:	/s/ Quintin V. Kneen
	Name:	Quintin V. Kneen
	Title:	Executive Vice President, Chief Financial Officer & Secretary